STIFEL FINANCIAL CORP.
Form 8-K Dated March 23, 2009
Exhibit 99.1: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

STIFEL FINANCIAL CORP. ANNOUNCES AGREEMENT TO ACQUIRE
UP TO 55 BRANCHES FROM UBS FINANCIAL SERVICES INC.

            ST. LOUIS, MO-March 23, 2009.  Stifel Financial Corp. (NYSE: SF) announced today that its principal operating subsidiary, Stifel, Nicolaus & Company, Incorporated, has entered into an exclusive agreement with UBS Financial Services Inc. ("UBS") to acquire up to 55 branches from the UBS Wealth Management Americas branch network.

The 55 offices are located in 24 states throughout the country, and employ an aggregate of approximately 320 Financial Advisors, who have approximately $15 billion in assets under management, including $215 million in Reg U and Reg T loans and $1.7 billion in money market and FDIC insured balances.  In 2008, these branches generated estimated total revenue of approximately $116 million, including approximately $100 million in compensable Financial Advisor revenue.  The transaction is structured as an asset purchase for cash at a premium over certain balance sheet items, subject to adjustment.  The payments to UBS include:

•         An upfront cash payment of up to approximately $27 million based on the actual number of branches and Financial Advisors acquired by Stifel Nicolaus;

•         Annual earn-out payments for the two-year period following the closing of the transaction principally based on the performance of the UBS Financial Advisors who become Stifel Nicolaus employees; and

•         Aggregate payments of up to approximately $19 million for net fixed assets and employee forgivable loans.

The above payments are variable based upon the number of Financial Advisors and branches acquired by Stifel Nicolaus.  In addition to the above payments, Stifel Nicolaus has agreed to acquire other client related assets, and assume certain liabilities, associated with the branches acquired.

The number of employees, branches and assets to be acquired by Stifel is expected to be determined in approximately 35 to 45 business days.  The acquisition is expected to be accretive to Stifel's earnings in the first year and is expected to close in one or more closings to be completed during the third quarter of 2009.

Stifel Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "The addition of these UBS branches represents a unique strategic fit.  The addition of this talented group of professionals furthers our efforts to meet our goal of expanding across the country and further build upon Stifel's recent growth achieved through our successful acquisitions and integrations of the Legg Mason Capital Markets Group in 2005, Ryan Beck in 2007 and Butler Wick last year."

Jamie Price, Head of UBS Wealth Management Advisor Group, Americas, added, "This transaction is beneficial for both firms.  It positions UBS to continue to gain market share in strategic markets which are key to our long-term growth. We also believe these branches will be able to integrate smoothly onto Stifel's platform and the Financial Advisors would continue to grow and assist their clients in meeting their financial goals."

The asset purchase agreement contains certain customary representations, warranties, and covenants on the part of Stifel Nicolaus and UBS. The consummation of the transaction is subject to a number of customary closing conditions and the approval of all required governmental and other regulatory entities.

Conference Call Information

Stifel Financial Corp. will hold a conference call March 23, 2009, at 5 p.m. ET.  This call will be webcast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. To participate on the call, please dial (888) 676-3684 and request the conference ID #91781869.

About Stifel Financial

Stifel Financial Corp. operates 203 offices in 36 states and the District of Columbia through its principal subsidiary, Stifel, Nicolaus & Company, Incorporated, and three European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, and related financial services, primarily, to individual investors, professional money managers, businesses, and municipalities. Stifel Financial Corp. is listed on the New York Stock Exchange under the symbol "SF." To learn more about Stifel, please visit the Company's Web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Forward-looking statements speak only as to the date they are made. Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

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For further information contact:
            James M. Zemlyak
            Chief Financial Officer
            (314) 342-2228